President

Section 906 Certification under Sarbanes Oxley Act

I, Hepsen Uzcan, certify that:

1.	I have reviewed this report, filed on behalf of DWS RREEF Real Assets Fund, a series of Deutsche DWS Market Trust, on Form N-CSR;

2.	Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

5/27/2022	/s/Hepsen Uzcan
Hepsen Uzcan
President

Chief Financial Officer and Treasurer

Section 906 Certification under Sarbanes Oxley Act

I, Diane Kenneally, certify that:

1.	I have reviewed this report, filed on behalf of DWS RREEF Real Assets Fund, a series of Deutsche DWS Market Trust, on Form N-CSR;

2.	Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

5/27/2022	/s/Diane Kenneally
Diane Kenneally
Chief Financial Officer and Treasurer